UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2007, Genco Shipping & Trading Limited (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with a shareholder of the Company, Fleet Acquisition LLC (the “Selling Shareholder”), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Bear, Stearns & Co. Inc., as representatives for the several underwriters referred to in the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Selling Shareholder will sell to the Underwriters an aggregate of 4,200,000 shares of common stock, par value $0.01 per share (“Common Stock”) of the Company for a purchase price of $29.2704 per share (the “Purchase Price”), which reflects a price to the public of $30.73 per share less underwriting discounts and commisions of $1.4596 per share. The Selling Shareholder has also granted the Underwriters an option to purchase up to an aggregate of 630,000 additional shares of Common Stock at a price per share equal to the Purchase Price to cover over-allotments made in connection with the offering. The option will expire 30 days from February 14, 2007. These numbers of shares represent an increase from 4,000,000 to 4,200,000 in the number of shares to be sold by the Selling Shareholder, and an increase from 600,000 to 630,000 in number of shares subject to the over-allotment option, based on the original numbers of such shares referenced in a preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission (the "SEC") on February 8, 2007. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholder.

The shares are being sold pursuant to the Company’s shelf registration statement on Form S-3 (Reg. No. 333-140158) (the “Registration Statement”), which was declared effective by the SEC on February 7, 2007, as supplemented by the Company's prospectus supplement dated February 14, 2007 (the “Prospectus Supplement”).

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The closing is expected to occur and delivery of the shares is expected to be made on or about February 20, 2007.

In connection with the Underwriting Agreement, the parties have agreed to an exception to the agreement of Peter C. Georgiopoulos, the Company’s Chairman, not to pledge or sell any shares of Common Stock for a period ending 45 days after the date of the Prospectus Supplement. Under this exception, Mr. Georgiopoulos will be permitted to make a pledge of any of his shares of Common Stock to Morgan Stanley or an affiliate thereof pursuant to a bona fide pledge arrangement, and Morgan Stanley or such affiliate, as lender in connection with such pledge arrangement, may sell such shares.

The Underwriting Agreement is filed as an exhibit with this Current Report and is incorporated by reference into the Registration Statement.

Item 8.01 Other Events.

In connection with the sale by the Selling Shareholder of the Common Stock, as described in response to Item 1.01 of this Current Report, the following exhibits are filed with this Current Report and are incorporated by reference into the Registration Statement: (1) the opinion of Reeder & Simpson P.C. as to the legality of the shares of Common Stock being sold by the Selling Shareholder; and (2) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report).

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

   Exhibit No.    Description

1.1	Underwriting Agreement dated February 14, 2007 by and among the Company, Fleet Acquisition LLC and the Underwriters.

5.1	Opinion of Reeder & Simpson P.C., as to the legality of the shares of Common Stock being sold by the Selling Shareholder.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENCO SHIPPING & TRADING LIMITED

                DATE: February 14, 2007

                                    /s/ Robert Gerald Buchanan
            Robert Gerald Buchanan
            President

EXHIBIT INDEX

Exhibit No.     Description

1.1        Underwriting Agreement dated February 14, 2007 by and among the Company, Fleet Acquisition LLC and the Underwriters.

5.1        Opinion of Reeder & Simpson P.C., as to the legality of the shares of Common Stock being sold by the Selling Shareholder.

99.1       Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.